EXHIBIT 99.1

Icahn Enterprises L.P.

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300

For Release: November 5, 2015

Icahn Enterprises L.P. Reports Third Quarter 2015 Financial Results
Board approves quarterly distribution of $1.50 per depositary unit

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) is reporting third quarter 2015 revenues of $3.2 billion and net loss attributable to Icahn Enterprises of $440 million, or a loss of $3.40 per depositary unit. For the third quarter 2014, revenues were $4.4 billion and net loss attributable to Icahn Enterprises was $355 million, or a loss of $2.90 per depositary unit. Adjusted EBITDA attributable to Icahn Enterprises was a loss of $32 million for the third quarter 2015 compared to a loss of $2 million for the third quarter 2014. Adjusted EBIT attributable to Icahn Enterprises was a loss of $187 million for the third quarter 2015 compared to a loss of $152 million for the third quarter 2014.

For the nine months ended September 30, 2015, revenues were $12.7 billion and adjusted net loss attributable to Icahn Enterprises, after adding back the loss on extinguishment of debt, was $66 million, or a loss of $0.52 per depositary unit. For the nine months ended September 30, 2014, revenues were $15.8 billion and adjusted net income attributable to Icahn Enterprises, after adding back the loss on extinguishment of debt, was $257 million, or $2.14 per depositary unit. For the nine months ended September 30, 2015, net loss attributable to Icahn Enterprises was $67 million, or a loss of $0.53 per depositary unit, as compared to net income attributable to Icahn Enterprises of $105 million, or $0.87 per depositary unit for the nine months ended September 30, 2014. Adjusted EBITDA attributable to Icahn Enterprises was $1.2 billion for each of the nine months ended September 30, 2015 and 2014. Adjusted EBIT attributable to Icahn Enterprises was $708 million for the nine months ended September 30, 2015 compared to $811 million for the nine months ended September 30, 2014.

On October 30, 2015, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $1.50 per depositary unit. The quarterly distribution is payable in either cash or additional depositary units, at the election of each depositary unit holder and will be paid on or about December 24, 2015 to depositary unit holders of record at the close of business on November 16, 2015.

***

Icahn Enterprises L.P. (NASDAQ:IEP), a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Mining, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Net sales	$3,720	$4,557	$11,264	$14,090
Other revenues from operations	366	350	1,042	934
Net (loss) gain from investment activities	(947)	(592)	236	509
Interest and dividend income	36	62	136	165
Other income, net	37	45	29	93
	3,212	4,422	12,707	15,791
Expenses:
Cost of goods sold	3,224	4,218	9,673	12,687
Other expenses from operations	168	166	484	458
Selling, general and administrative	418	431	1,423	1,247
Restructuring	18	23	57	61
Impairment	6	4	10	6
Interest expense	296	226	853	593
	4,130	5,068	12,500	15,052
(Loss) income before income tax (expense) benefit	(918)	(646)	207	739
Income tax (expense) benefit	(22)	19	(184)	(166)
Net (loss) income	(940)	(627)	23	573
Less: net loss (income) attributable to non-controlling interests	500	272	(90)	(468)
Net (loss) income attributable to Icahn Enterprises	$(440)	$(355)	$(67)	$105

Net (loss) income attributable to Icahn Enterprises allocable to:
Limited partners	$(432)	$(348)	$(66)	$103
General partner	(8)	(7)	(1)	2
	$(440)	$(355)	$(67)	$105

Basic and diluted (loss) income per LP unit	$(3.40)	$(2.90)	$(0.53)	$0.87
Basic and diluted weighted average LP units outstanding	127	120	125	118
Cash distributions declared per LP unit	$1.50	$1.50	$4.50	$4.50

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30,	December 31,
	2015	2014
ASSETS	(Unaudited)
Cash and cash equivalents	$2,041	$2,912
Cash held at consolidated affiliated partnerships and restricted cash	1,441	1,435
Investments	13,661	14,500
Accounts receivable, net	1,876	1,691
Inventories, net	2,318	1,879
Property, plant and equipment, net	9,831	8,955
Goodwill	2,075	2,000
Intangible assets, net	1,132	1,088
Other assets	2,077	1,320
Total Assets	$36,452	$35,780
LIABILITIES AND EQUITY
Accounts payable	$1,536	$1,387
Accrued expenses and other liabilities	2,057	2,235
Deferred tax liability	1,338	1,255
Securities sold, not yet purchased, at fair value	1,237	337
Due to brokers	4,504	5,197
Post-employment benefit liability	1,312	1,391
Debt	12,182	11,588
Total liabilities	24,166	23,390

Equity:
Limited partners	5,375	5,672
General partner	(235)	(229)
Equity attributable to Icahn Enterprises	5,140	5,443
Equity attributable to non-controlling interests	7,146	6,947
Total equity	12,286	12,390
Total Liabilities and Equity	$36,452	$35,780

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT. EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and attributable to Icahn Enterprises net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The NASDAQ Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

($ in millions)	September 30,	December 31,
	2015	2014
Market-valued Subsidiaries:	(unaudited)
Holding Company interest in Funds (1)	$4,168	$4,284
CVR Energy (2)	2,923	2,756
CVR Refining - direct holding (2)	115	101
Federal-Mogul (2)	947	1,949
American Railcar Industries (2)	429	611
Total market-valued subsidiaries	$8,581	$9,701

Other Subsidiaries:
Tropicana (3)	$739	$497
Viskase (3)	206	246
Real Estate Holdings (1)	658	693
PSC Metals (1)	222	250
WestPoint Home (1)	177	180
ARL (4)	979	944
Ferrous Resources (1)	234	—
IEH Auto (1)	330	—
Total - other subsidiaries	$3,546	$2,810
Add: Holding Company cash and cash equivalents (5)	182	1,123
Less: Holding Company debt (5)	(5,489)	(5,486)
Add: Other Holding Company net assets (5)	261	237
Indicative Net Asset Value	$7,081	$8,385

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Represents equity attributable to us as of each respective date.

(2)	Based on closing share price on each date and the number of shares owned by the Holding Company as of each respective date.

(3)
Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 8.5x Adjusted EBITDA for the twelve months ended September 30, 2015 and 7.5x Adjusted EBITDA for the twelve months ended December 31, 2014. Viskase valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2015 and December 31, 2014.

(4)	ARL value assumes the present value of projected cash flows from leased railcars plus working capital.

(5)	Holding Company's balance as of each respective date.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Consolidated Adjusted EBITDA:	(Unaudited)
Net (loss) income	$(940)	$(627)	$23	$573
Interest expense, net	292	222	842	582
Income tax expense	22	(19)	184	166
Depreciation and amortization	217	202	630	584
Consolidated EBITDA	$(409)	$(222)	$1,679	$1,905
Impairment of assets	6	4	10	6
Restructuring costs	18	23	57	61
Non-Service cost US based pensions	—	(3)	1	(6)
FIFO impact unfavorable (favorable)	46	52	35	6
Major scheduled turnaround expense	22	6	24	6
Unrealized loss/(gain) on certain derivatives	(11)	12	18	(78)
Certain share-based compensation expense	3	—	8	11
Net loss on extinguishment of debt	—	—	2	162
Other	3	13	(29)	(21)
Consolidated Adjusted EBITDA	$(322)	$(115)	$1,805	$2,052

IEP Adjusted EBITDA:
Net (loss) income attributable to IEP	$(440)	$(355)	$(67)	$105
Interest expense, net	192	161	563	438
Income tax expense	9	(31)	133	114
Depreciation and amortization	155	150	456	429
EBITDA attributable to IEP	$(84)	$(75)	$1,085	$1,086
Impairment of assets	5	4	8	6
Restructuring costs	15	19	47	50
Non-Service cost US based pensions	(1)	(2)	—	(4)
FIFO impact unfavorable (favorable)	27	33	20	4
Major scheduled turnaround expense	12	4	13	4
Unrealized loss/(gain) on certain derivatives	(6)	7	11	(49)
Certain share-based compensation expense	3	(1)	7	10
Net loss on extinguishment of debt	—	—	1	152
Other	(3)	9	(28)	(19)
Adjusted EBITDA attributable to IEP	$(32)	$(2)	$1,164	$1,240

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Consolidated Adjusted EBIT:	(Unaudited)
Net (loss) income	$(940)	$(627)	$23	$573
Interest expense, net	292	222	842	582
Income tax expense	22	(19)	184	166
Consolidated EBIT	$(626)	$(424)	$1,049	$1,321
Impairment of assets	6	4	10	6
Restructuring costs	18	23	57	61
Non-Service cost US based pensions	—	(3)	1	(6)
FIFO impact unfavorable (favorable)	46	52	35	6
Major scheduled turnaround expense	22	6	24	6
Unrealized loss/(gain) on certain derivatives	(11)	12	18	(78)
Certain share-based compensation expense	3	—	8	11
Net loss on extinguishment of debt	—	—	2	162
Other	3	13	(29)	(21)
Consolidated Adjusted EBIT	$(539)	$(317)	$1,175	$1,468

IEP Adjusted EBIT:
Net (loss) income attributable to IEP	$(440)	$(355)	$(67)	$105
Interest expense, net	192	161	563	438
Income tax expense	9	(31)	133	114
EBIT attributable to IEP	$(239)	$(225)	$629	$657
Impairment of assets	5	4	8	6
Restructuring costs	15	19	47	50
Non-Service cost US based pensions	(1)	(2)	—	(4)
FIFO impact unfavorable (favorable)	27	33	20	4
Major scheduled turnaround expense	12	4	13	4
Unrealized loss/(gain) on certain derivatives	(6)	7	11	(49)
Certain share-based compensation expense	3	(1)	7	10
Net loss on extinguishment of debt	—	—	1	152
Other	(3)	9	(28)	(19)
Adjusted EBIT attributable to IEP	$(187)	$(152)	$708	$811

($ in millions, except per unit amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)
Adjusted Diluted (Loss) Income per LP Unit:
Net (loss) income attributable to Icahn Enterprises	$(440)	$(355)	$(67)	$105
Net loss on extinguishment of debt attributable to Icahn Enterprises	—	—	1	152
Adjusted net (loss) income attributable to Icahn Enterprises	$(440)	$(355)	$(66)	$257

Diluted (loss) income per LP unit	$(3.40)	$(2.90)	$(0.53)	$0.87
Net loss on extinguishment of debt attributable to Icahn Enterprises	—	—	0.01	1.27
Adjusted diluted (loss) income per LP unit	$(3.40)	$(2.90)	$(0.52)	$2.14